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                                                                    EXHIBIT 5.01



                                  June 1, 1999


At Home Corporation
425 Broadway Road
Redwood City, CA 94063

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about June 1, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 21,782,452 shares of your Series A Common Stock, $0.01 par value (the "SERIES A COMMON STOCK"), subject to issuance as follows:

        (i) an aggregate of 8,675,000 additional shares of Series A Common Stock, subject to issuance by you under your 1997 Equity Incentive Plan, as amended through May 28, 1999 (the "AT HOME PLAN");

        (ii) an aggregate of 12,857,452 shares of Series A Common Stock which are issuable upon the exercise of options originally granted by
               (a) Excite, Inc., a California corporation and your subsidiary ("EXCITE"), under (1) the Excite 1995 Equity Incentive Plan (the "EXCITE 1995 PLAN"), (2) the Excite 1996 Equity Incentive Plan (the "EXCITE 1996 PLAN") and (3) the Excite 1996 Directors Stock Option Plan (the "EXCITE DIRECTORS PLAN"), (b) Netbot, Inc., a Delaware corporation and your subsidiary ("NETBOT"), under the Netbot 1996 Stock Option Plan (the "NETBOT 1996 PLAN"), (c) MatchLogic, Inc., a Delaware corporation and your subsidiary ("MATCHLOGIC"), under the MatchLogic 1997 Equity Compensation Plan (the "MATCHLOGIC 1997 PLAN"), (d) Throw, Inc., a Washington corporation and your subsidiary ("THROW"), under the Throw 1996 Option Plan (the "THROW 1996 PLAN") and (e) Classifieds2000, Inc., a California corporation and your subsidiary ("CLASSIFIEDS2000"), under the Classifieds2000 1996 Stock Option Plan (the "CLASSIFIEDS2000 1996 PLAN"), that have been assumed by you and converted into options to purchase shares of Series A Common Stock (the "ASSUMED OPTIONS") pursuant to the Agreement and Plan of Reorganization, dated as of January 19, 1999, by and among you, Countdown Acquisition Corp. and Excite (the "PLAN OF REORGANIZATION"); and

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        (iii)  an aggregate of 250,000 shares of the Series A Common Stock subject to issuance by you upon the exercise of purchase rights granted under Excite's 1996 Employee Stock Purchase Plan (the "EXCITE 1996 ESPP PLAN").

        In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-1 (File Number 333-27323) declared effective by the Commission on July 11, 1997, together with the Exhibits filed as a part thereof (the "S-1 REGISTRATION STATEMENT");

        (2) your registration statement on Form 8-A filed with the Commission on June 13, 1997, together with the order of effectiveness issued by the Commission therefor on July 11, 1997;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof;

        (4) the prospectuses prepared in connection with the Registration Statement;

        (5) the Nasdaq National Market Listing of Additional Shares Notifications prepared in connection with the Registration Statement;

        (6) the At Home Plan and related award grant and exercise agreement forms;

        (7) the Excite 1995 Plan and related award grant and exercise agreement forms;

        (8) the Excite 1996 Plan and related award grant and exercise agreement forms;

        (9) the Excite Directors Plan and related award grant and exercise agreement forms;

        (10) the Netbot 1996 Plan and related award grant and exercise agreement forms;

        (11) the MatchLogic 1997 Plan and related award grant and exercise agreement forms;

        (12) the Throw 1996 Plan and related award grant and exercise agreement forms;

        (13) the Classifieds2000 1996 Plan and related award grant and exercise agreement forms;

        (14)   Excite 1996 ESPP Plan;

        (15)   the Plan of Reorganization;

        (16) your Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999 and your Second Amended and Restated Bylaws;


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        (17)   the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that are in our possession;

        (18) A certificate from your transfer agent dated of even date herewith, verifying the number of your issued and outstanding shares of capital stock as of the date hereof and a list of outstanding options to purchase shares of your capital stock that was prepared by you and dated June 1, 1999 verifying the number of such issued and outstanding securities); and

        (19) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

        We have also have confirmed the continued effectiveness of your registration under the Securities Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and the completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to any case law or secondary sources) the existing Delaware General Corporation Law.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Series A Common Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Series A Common Stock and will not have been modified or rescinded or been made subject to any Commission stop order and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Series A Common Stock.


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        Based upon the foregoing, it is our opinion that:

        (i) the 8,675,000 additional shares of Series A Common Stock that may be issued and sold by you upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses awarded or to be awarded under the At Home Plan, when issued and sold in accordance with the At Home Plan and the stock option, restricted stock purchase agreement or stock bonus agreements to be entered into thereunder, and in the manner referred to in the relevant prospectus associated with the At Home Plan and the Registration Statement, will be validly issued, fully paid and nonassessable;

        (ii) the 12,857,452 shares of Series A Common Stock that may be issued and sold by you pursuant to exercise of the Assumed Options, when issued and sold in the manner referred to in the prospectus associated with the Assumed Options and the registration statement and in accordance with the Excite 1995 Plan, the Excite 1996 Plan, the Excite Directors Plan, the Netbot 1996 Plan, the MatchLogic 1997 Plan, the Throw 1996 Plan and the Classifieds2000 1996 Plan pursuant to which the Assumed Options were granted, will be validly issued, fully paid and nonassessable; and

        (iii) the 250,000 shares of Series A Common Stock that may be issued and sold by you upon the exercise of purchase rights granted under the Excite 1996 ESPP Plan, when issued and sold in accordance the Excite 1996 ESPP Plan and the restricted stock purchase agreement to be entered into thereunder, and in the manner referred to in the relevant prospectus and registration statement associated with the Excite 1996 ESPP Plan, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Series A Common Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,


                                        FENWICK & WEST LLP

                                        By: /s/ Jeffrey R. Vetter
                                            ------------------------------------
                                            Jeffrey R. Vetter, a Partner